UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 12, 2011

CHENIERE ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-33366	20-5913059
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
On September 12, 2011, the Audit Committee of the board of directors (the "Audit Committee") of Cheniere Energy Partners GP, LLC (the "General Partner"), the general partner of Cheniere Energy Partners, L.P. (the "Partnership"), based on consultation with management, concluded that the Partnership's consolidated audited financial statements for the fiscal year ended December 31, 2010 and the unaudited interim consolidated financial statements for the quarter ended March 31, 2011, each as previously filed with the Securities and Exchange Commission ("SEC"), should no longer be relied upon because the Partnership did not present net income (loss) per common unit on its consolidated statements of operations and in the related disclosure separately from the combined earnings per limited partner unit.

The Partnership will restate the audited and unaudited consolidated financial statements identified above to include such presentation and file such restated consolidated financial statements with the SEC in amendments to the Partnership's (i) Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on March 3, 2011 (the "10-K Amendment") and (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 filed with the SEC on May 6, 2011 (the "10-Q Amendment" and collectively with the 10-K Amendment, the "Amendments").

In response to correspondence with the SEC, the Partnership is filing the Amendments to present the earnings per common unit instead of the combined earnings per limited partner unit in its consolidated statements of operations. For the year ended December 31, 2010, the earnings per common unit of $1.70 on the Partnership's consolidated statements of operations are greater than the Partnership's historical presentation of combined earnings per limited partner unit of $0.65 even though the Partnership's total earnings have not changed. For the years ended December 31, 2009 and 2008, the amounts disclosed were unchanged.

	Year Ended December 31,
	2010	2009	2008
	(in thousands, except per unit data)
Net income (loss) as reported	$107,568	$186,912	$(78,344)
Basic and diluted net income (loss) per common unit (restated)	$1.70	$1.13	$(0.48)
Combined basic and diluted net income (loss) per limited partner unit (as originally presented)	$0.65	$1.13	$(0.48)

For the three months ended March 31, 2011, the earnings per common unit of $0.35 on the Partnership's consolidated statements of operations are greater than the Partnership's historical presentation of combined (loss) per limited partner unit of ($0.01) even though the Partnership's total earnings have not changed. For the three months ended March 31, 2010, the amount disclosed was unchanged.

	Three Months Ended March 31,
	2011	2010
	(in thousands, except per unit data)
Net income (loss) as reported	$(2,209)	$58,824
Basic and diluted net income (loss) per common unit (restated)	$0.35	$0.36
Combined basic and diluted net income (loss) per limited partner unit (as originally presented)	$(0.01)	$0.36

Except for the presentation of basic and diluted net income (loss) per common unit compared to the historical presentation of basic and diluted net income (loss) per limited partner unit in the Partnership's Consolidated Statements of Operations, this restatement has no impact on any of the items on the Partnership's Consolidated Balance Sheets, Consolidated Statements of Operations, or Consolidated Statements of Cash Flows as previously reported in the Partnership's Consolidated Financial Statements for the periods ended December 31, 2010 and March 31, 2011.

The General Partner's Audit Committee and management have discussed the matters set forth herein with Ernst & Young LLP, the Partnership's registered independent public accounting firm which was also the Partnership's independent public accounting firm for the periods impacted by this restatement as described above.

In connection with the Amendments, the General Partner's management has identified a material weakness in our internal control over financial reporting and disclosure controls and procedures as of the date the audited and unaudited consolidated financial statements identified above were originally filed. The Partnership will report this material weakness in the Amendments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY PARTNERS, L.P.
By:	CHENIERE ENERGY PARTNERS GP, LLC, its general partner

By:	/s/ MEG A. GENTLE
Meg A. Gentle Senior Vice President and Chief Financial Officer

Date:	September 12, 2011